Exhibit 99.1

Safety Shot is Now Available on Leading E-Commerce Platform Amazon.Com

Product Sells Out Within Hours After Being Released A Day Early

JUPITER, FLORIDA, December 4, 2023 – Safety Shot, Inc. (NASDAQ: SHOT) (“SHOT” or the “Company”) is pleased to announce that Safety Shot, the first patented beverage that helps people feel better faster by reducing blood alcohol content and boosting clarity, had sold out within hours after being released on Amazon.com (https://a.co/d/dekeLXZ).

Safety Shot was released for sale on the e-commerce platform on November 30th, a day earlier than anticipated. Without any announcement made to introduce the beverage on Amazon, consumers rapidly placed their orders for delivery and the product was sold out almost immediately.

“We’ve gone live with sales of Safety Shot on Amazon and demand is far higher than we initially expected. We believe that this confirms that trying Safety Shot is believing in Safety Shot, We have given away thousands of Cans now with the same response. They can’t believe how well it works and how good it makes you feel.” stated Safety Shot CEO Brian John. “We’re working diligently to increase production and inventory to meet anticipated demand.”

Amazon.com is the first direct-to-consumer platform that carries Safety Shot. A 4-pack of 12-ounce cans costs $19.99 and can be delivered across the U.S. The product is expected to be restocked shortly. In the meantime, Safety Shot can be purchased directly from the company’s website www.DrinkSafetyShot.com. Created by industry experts and validated by research, Safety Shot is a nutraceutical functional beverage that accelerates the body’s reduction and breakdown of alcohol while aiding in recovery and rehydration.

Product Description: “Elevate your evening and usher in a vibrant morning with Safety Shot – your ultimate companion for responsible enjoyment and recovery. Our scientifically formulated beverage is not just a drink; it’s a wellness revolution in a can, offering rapid hydration and metabolic support through a harmonious blend of natural vitamins, electrolytes, and nootropics. Embrace the future of socializing with the confidence that you are taking care of your body, even while you indulge.”

Safety Shot is anticipated to hit retail stores in the first quarter of 2024. The company has plans to launch business-to-business sales of the product to distributors, retailers, restaurants, and bars.

About Safety Shot

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. Safety Shot will be available for retail purchase in the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024. Safety Shot plans to spin off legacy assets from its Jupiter Wellness business to unlock value for shareholders.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Media Contact:

Phone: 904-477-2306

Email: Emily@PanatelidesPR.com

Investor Contact:

Phone: 561-244-7100

Email: investors@safetyshotholdings.com